EXHIBIT 99.1

Objectware, Inc.

Report of Independent Certified Public Accountants

To the Shareholders of
Bridgeline Software, Inc.
and Objectware, Inc.

We have audited the accompanying balance sheets of Objectware, Inc. (the “Company”) as of September 30, 2006 and 2005, and the related statements of operations, shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Objectware, Inc. as of September 30, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

Boston, Massachusetts
February 5, 2007

OBJECTWARE, INC.

BALANCE SHEETS
(Information as of June 30, 2007 is Unaudited)
(Dollars in thousands, except share amounts)

	June 30,	September 30,
ASSETS	2007	2006	2005
Current assets:
Cash and cash equivalents	$407	$976	$530
Accounts receivable, net	679	345	180
Current portion of long-term receivable	60	60	37
Due from shareholder	—	32	27
Deferred tax asset	3	3	48
Other current assets	1	14	19
Total current assets	1,150	1,430	841
Equipment and improvements, net	170	165	134
Long-term receivable, net of current portion	225	288	226
Other assets	12	12	11
Total assets	$1,557	$1,895	$1,212

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accounts payable	$13	$32	$24
Income taxes payable	2	236	184
Accrued liabilities	73	87	81
Deferred revenue	459	293	238
Total current liabilities	547	648	527
Deferred tax liability	12	12	19
Long-term deferred revenue	231	309	226
Total liabilities	790	969	772

Commitments (Note 9)

Shareholder’s equity:
Common stock — $0.001 par value; 5,000,000 shares authorized; 1,600,000 shares issued and outstanding	2	2	2
Retained earnings	765	924	438
Total shareholder’s equity	767	926	440
Total liabilities and shareholder’s equity	$1,557	$1,895	$1,212

The accompanying notes are an integral part of these financial statements.

OBJECTWARE, INC.

STATEMENTS OF OPERATIONS
(Information for the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands)

	For the Nine Months Ended		For the Year Ended
	June 30,		September 30,
	2007	2006	2006	2005

Revenue:
Web services	$2,871	$2,296	$3,101	$2,265
Managed services	776	540	782	474
Reimbursable expense	73	20	19	23
Total revenue	3,720	2,856	3,902	2,762

Cost of revenue:
Web services	1,629	1,230	1,661	1,395
Managed services	118	65	103	48
Total Cost of revenue	1,747	1,295	1,764	1,443

Gross profit	1,973	1,561	2,138	1,319

Operating expenses:
Selling, general and administrative	2,328	1,033	1,341	743
Depreciation	53	45	59	41
Total operating expenses	2,381	1,078	1,400	784
Income (loss) from operations	(408)	483	738	535
Gain on sale of investments	—	—	12	—
Other income (expense), net	47	34	46	(2)
Interest income (expense), net	—	—	(1)	(5)
Income (loss) before provision for income taxes	(361)	517	795	528
Provision for income taxes	(202)	197	309	156
Net income (loss)	$(159)	$320	$486	$372

The accompanying notes are an integral part of these financial statements.

OBJECTWARE, INC.

STATEMENTS OF SHAREHOLDER’S EQUITY
(Information as of and for the nine months ended June 30, 2007 is Unaudited)
(Dollars in thousands except share amounts)

	Common Stock		Retained	Total Shareholder’s
	Shares	Amount	Earnings	Equity

Balance, September 30, 2004	1,600,000	$2	$66	$68

Net income	—	—	372	372

Balance, September 30, 2005	1,600,000	2	438	440

Net income	—	—	486	486

Balance, September 30, 2006	1,600,000	2	924	926

Net loss	—	—	(159)	(159)

Balance, June 30, 2007	1,600,000	$2	$765	$767

The accompanying notes are an integral part of these financial statements.

OBJECTWARE, INC.

STATEMENTS OF CASH FLOWS
(Information for the Nine Months Ended June 30, 2007 and 2006 is unaudited)
(Dollars in thousands)

	For the Nine Months Ended		For the Year Ended
	June 30,		September 30,
	2007	2006	2006	2005
Cash flows from operating activities:
Net income (loss)	$(159)	$320	$486	$372
Adjustments to reconcile income (loss) from operations to net cash (used in) provided by operating activities:
Depreciation	53	45	59	40
Loss on disposal of fixed assets	—	—	—	2
Gain on sale of investments	—	—	(12)	—
Deferred tax expense (benefit)	—	13	38	(29)
Changes in operating assets and liabilities:
Accounts receivable	(334)	(60)	(165)	(42)
Long term receivable	63	(118)	(85)	(263)
Prepaid expenses	13	4	4	(12)
Accounts payable	(19)	12	8	(6)
Income taxes payable	(234)	(128)	52	179
Accrued liabilities	(14)	4	6	26
Deferred revenue	88	205	138	243
Net cash (used in) provided by operating activities	(543)	297	529	510
Cash flows from investing activities:
Capital expenditures	(58)	(18)	(90)	(88)
Purchases of investments	—	(348)	(449)	—
Proceeds from the sale of investments	—	—	461	—
Net cash used in investing activities	(58)	(366)	(78)	(88)
Cash flows from financing activities:
Advances (to) from shareholder, net	32	(5)	(5)	(103)
Net cash provided by (used in) financing activities	32	(5)	(5)	(103)
Net increase (decrease) in cash and cash equivalents	(569)	(74)	446	319
Cash and cash equivalents, beginning of period	976	530	530	211
Cash and cash equivalents, end of period	$407	$456	$976	$530

Supplemental cash flow information:
Cash paid for interest	$—	$—	$1	$5
Cash paid for income taxes	$—	$170	$219	$6

The accompanying notes are an integral part of these financial statements.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

1.	Business Description:

Objectware, Inc. (the “Company”), a Georgia corporation, is a software company specializing in the development and hosting of custom Web, mobile and wireless applications. The Company is headquartered in Atlanta, Georgia. The Company’s customers are primarily located in the Southeastern and Eastern United States.

The Company’s operations are subject to certain risks and uncertainties, including the susceptibility of the Company’s services to rapid technological change, increased competition from existing service providers and new entrants, and dependence upon key members of the management team.

Unaudited Interim Financial Information

The accompanying interim consolidated balance sheet as of June 30, 2007, the consolidated statements of operations and cash flows for the nine months ended June 30, 2007 and 2006, and the consolidated statement of shareholders’ equity for the nine months ended June 30, 2007 are unaudited. The unaudited interim consolidated statements have been prepared in accordance with accounting principles generally accepted in the United States of America and in the opinion of the Company’s management have been prepared on the same basis as the audited consolidated financial statements as of and for the years ended September 30, 2006 and 2005 and include all adjustments, consisting of normal recurring adjustments and accruals, necessary for the fair presentation of the Company’s financial position at June 30, 2007 and its results of operations and its cash flows for the nine months ended June 30, 2007 and 2006. The results for the nine months ended June 30, 2007 are not necessarily indicative of the results to be expected for the year ending September 30, 2007.

2.	Summary of Significant Accounting Policies:

Revenue Recognition

Substantially all of the Company’s revenue is generated from two activities: Web Services and Managed Services.

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (“SAB 104”) and Emerging Issues Task Force Issue No. 00-21, Accounting For Revenue Arrangements with Multiple Deliverables (“EITF 00-21”). Revenue is recognized when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) delivery has occurred or the services have been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of the fees is reasonably assured. Billings made or payments received in advance of providing services are deferred until the period these services are provided.

Web Services

Web Services include professional services primarily related to the Company’s Web development solutions that address specific customer needs such as information architecture and usability engineering, interface configuration, Web application development, rich media, e-Commerce, e-Learning and e-Training, search engine optimization, and content management.  Web Services engagements often include a hosting arrangement that provides for the use of certain hardware and infrastructure, generally at the Company’s network operating center; however, as described further below, revenue for these hosting arrangements is included in Managed Services. Web services engagements that include hosting arrangements are accounted for as multiple element arrangements as described below under “Multiple-Element Arrangements.”

For Web Services engagements sold on a stand alone basis, revenue is recognized in accordance with SAB 104.  Web Services are contracted for on either a fixed price or time and materials basis.  For its fixed price engagements, the Company applies the proportional performance model to recognize revenue based on cost incurred in relation to total estimated cost at completion. The Company has determined that labor costs are the most

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

appropriate measure to allocate revenue among reporting periods, as they are the primary input when providing Web Services. Customers are invoiced monthly or upon the completion of milestones. For milestone based projects, since milestone pricing is based on expected hourly costs and the duration of such engagements is relatively short, this input approach principally mirrors an output approach under the proportional performance model for revenue recognition on such fixed priced engagements.  For time and materials contracts, revenues are recognized as the services are provided.

Web Services are often sold as part of multiple element arrangements wherein retained professional services and/or hosting (i.e., Managed Services) are provided subsequent to completion of the Web Services.  The Company’s revenue recognition policy with respect to these multiple element arrangements is described further below under the caption “Multiple Element Arrangements.”

Managed Services

Managed Services include retained professional services and hosting services.

Retained professional services are either contracted for on an “on call” basis or for a certain amount of hours each month. Such arrangements generally provide for a guaranteed availability of a number of professional services hours each month on a “use it or lose it” basis.   For retained professional services sold on a stand-alone basis, revenue is recognized in accordance with SAB 104.  The Company recognizes revenue as the services are delivered or over the term of the contractual retainer period.  These arrangements do not require formal customer acceptance and do not grant any future right to labor hours contracted for but not used.

Hosting arrangements provide for the use of certain hardware and infrastructure, generally at the Company’s network operating center.  For all periods presented, the only customers under contractual hosting arrangements have been previous Web Services customers. Hosting agreements are month-to-month arrangements that provide for termination for convenience by either party upon 30-days notice.  Revenue is recognized monthly as the hosting services are delivered. Revenues from any hosting setup fees are recognized ratably over 24 months.

Retained professional services are sold on a stand-alone basis or in multiple element arrangements with Web Services.  Hosting services are only sold in connection with Web Services and are not sold on a stand-alone basis.   The Company’s revenue recognition policy with respect to multiple element arrangements is described further below under the caption “Multiple Element Arrangements.”

Multiple Element Arrangements

As noted above, Web Services are often sold as part of multiple element arrangements.  Such arrangements include delivery of retained professional services and/or hosting services subsequent to completion of a Web Services engagement.  In accounting for these multiple element arrangements, the Company follows EITF 00-21 and, as described further below, has concluded that each element can be treated as a separate unit of accounting.

When Web Services engagements includes retained professional services and/or hosting, the Company has concluded that each element can be accounted for separately as the delivered elements (i.e., the Web Services) have stand-alone value and there is objective and reliable third party evidence of fair value for each of the undelivered elements (i.e., the retained professional services and/or the hosting).   Web Services are available from other vendors and are regularly sold by the Company on a stand-alone basis pursuant to a standard price list.  Objective and reliable third party evidence of fair value for the undelivered elements has been established as the Company’s retained professional services and hosting services are sold pursuant to standard price lists.

The amount of revenue to be recognized in the multiple element arrangements described above is determined using the residual method whereby the value ascribed to the delivered element (i.e., the Web Services) is equal to the total

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

consideration of the multiple element arrangement less the third party evidence of fair value of the undelivered elements (i.e., the retained professional services and/or the hosting).

Direct costs associated with web development services and retained professional services are recorded as the services are delivered and the corresponding revenue is recognized.  Direct costs associated with hosting services are expensed as incurred.

Customer Payment Terms

Except as described in Note 6, the Company’s payment terms with customers typically are “due upon receipt” or “net 30 days from invoice”. Payments terms may vary by customer but in all instances do not exceed 60 days from invoice date. For Web Services, the Company typically invoices project deposits of between 20% and 33% of the total contract value which are record as deferred revenue until such time the related services are completed. Subsequent invoicing for Web Services is either monthly or upon achievement of milestones and payment terms for such billings are within the standard terms described above. Invoices for hosting are issued monthly and are generally due upon receipt. The Company’s agreements with customers do not provide for any refunds for services or products and therefore no specific reserve for such is maintained. In the infrequent instances where customers raise concerns over delivered products or services, the Company has endeavored to remedy the concerns and all costs related to such matters have been insignificant in all periods presented.

Warranty

Certain arrangements include a warranty period generally between 30 to 90 days from the completion of work. In hosting arrangements, the Company may provide warranties of up-time reliability. The Company continues to monitor the conditions that are subject to the warranties to identify if a warranty claim may arise. If the Company determines that a warranty claim is probable, then any related cost to satisfy the warranty obligation is estimated and accrued. Warranty claims to date have been immaterial.

Reimbursable Expenses

In connection with certain arrangements, reimbursable expenses are incurred and billed to customers and such amounts are recognized as both revenue and cost of revenue.

Concentration of Credit Risk and Significant Customers

Financial instruments, which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, to the extent these exceed federal insurance limits, short-term investments and accounts receivable. Risks associated with cash and cash equivalents are mitigated by investing excess cash in money market funds with high credit quality financial institutions. In general the Company does not require collateral on its arrangements with customers. The Company’s accounts receivable typically provide for credit terms of 30-60 days. The Company provides reserves against accounts receivables for estimated losses that may result from customers’ inability to pay. The amount of the reserve is determined by analyzing known uncollectible accounts, aged receivables, the economic conditions in the customers’ industry, historical losses and changes in customer creditworthiness.

The Company had one customer who individually represented 17% of the Company’s total revenue for the nine months ended June 30, 2007 and one customer who individually represented 16% of the Company’s total revenue for the year ended September 30, 2006 and no customers represented 10% or more of the Company’s total revenue for the fiscal year ended September 30, 2005.

The Company had certain customers whose balances individually represented 10% or more of the total accounts receivable (excluding the long term receivable discussed in Note 6), as follows:

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

		September 30,
	June 30, 2007	2006	2005

Customer #1	*	26%	*
Customer #2	*	16%	25%
Customer #3	*	*	24%
Customer #4	*	*	11%
Customer #5	29%	*	*
Customer #6	11%	*	*
Customer #7	10%	*	*

            * Represents less than 10%

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. The most significant estimates included in these financial statements are the reserve for doubtful accounts receivable and deferred tax assets, proportionate performance estimates, unbilled receivables and deferred revenue. Actual results could differ from these estimates under different assumptions or conditions.

The complexity of the estimation process and factors relating to assumptions, risks and uncertainties inherent with the use of the proportional performance model affect the amounts of revenues and related expenses reported in the Company’s financial statements. A number of internal and external factors can affect the Company’s estimates including efficiency variances and specification and test requirement changes.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents primarily consist of money market mutual funds.

Marketable Securities - Available for Sale

Investments in marketable equity securities are classified as available for sale and are recorded at fair value.  Unrealized gains and losses on these securities, net of income taxes, are included in shareholder's equity as a component of accumulated other comprehensive income. Realized gains and losses are recorded using cost determined on a specific identification basis. The Company has no investments in marketable equity securities as of June 30, 2007.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, which include cash and cash equivalents, accounts receivable and accounts payable approximates their fair value because of the short-term maturity of these instruments. As described in Note 6, the Company’s long-term receivable has been recorded at a discount above the contractual rate. The Company believes the carrying value of its long term receivable approximates fair value.

Equipment and Improvements

The components of equipment and improvements are stated at cost. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the individual assets as follows: software, three years; furniture and fixtures, five to ten years; and computers and equipment, three to ten years. Leasehold improvements are amortized by use of the straight-line method over the lesser of the estimated useful life of the asset or the lease term.

Maintenance and repair costs are charged to expense as incurred. Major renewals, betterments, and additions are capitalized.

Advertising Costs

All advertising costs are expensed when incurred. Advertising costs were $85, 0, $9 and $3 for nine months ended June 30, 2007 and 2006 and the years ended September 30, 2006 and 2005, respectively.

Stock-Based Compensation

The Company has a stock-based employee compensation plan that is described more fully in Note 9. Prior to the effective date of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, the Company had elected under the provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), to account for employee stock options in accordance with Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), using the intrinsic value approach to measure compensation expense, if any. Companies that account for stock-based compensation arrangements under APB No. 25 are required by SFAS No. 123 to disclose the pro forma effect on net income (loss) as if the fair value based method prescribed by SFAS No. 123 had been applied.

The Company has not granted any options since 2001 and all options were fully vested in 2002, therefore no pro forma disclosure of the effect of SFAS No. 123 is required.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

Income Taxes

Deferred income taxes are recognized based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Recent Accounting Pronouncements

In September 2006, the SEC staff issued Staff Accounting Bulletin 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over method focuses primarily on the impact of a misstatement on the income statement — including the reversing effect of prior year misstatements — but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach” because it requires quantification of errors under both the iron curtain and the roll-over methods. Management of the Company has evaluated SAB 108 and believes its adoption will not materially impact the financial statements.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States and expands disclosures about fair value measurements. SFAS 157 prioritizes the inputs to valuation techniques used to measure fair value into a hierarchy containing three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In some cases, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined on the lowest level input that is significant to the fair value measurement in its entirety. Assessing the significance of a particular input to the fair value measurement in its entirety requires judgment, considering factors specific to the asset or liability. SFAS 157 is effective for interim and annual financial statements for years beginning after November 15, 2007. Upon initial adoption of SFAS 157, differences between the carrying value and the fair value of those instruments shall be recognized as a cumulative-effect adjustment to the opening balance of retained earnings for that year, and the effect of subsequent adjustments resulting from recurring fair value measurements shall be recognized in earnings for the period. The Company has not yet adopted SFAS 157. As a result, the financial statements do not include any adjustments relating to any potential adjustments to the carrying value of assets and liabilities. Management of the Company is currently evaluating the impact of SFAS 157 on the financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of the adoption of this statement on the Company’s results of operations and financial condition.

In June 2006, the FASB issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize the impact of a tax position in the financial statements if that position is more likely than not to be reversed on audit, based on the technical merits of the position. The provisions of FIN 48 are effective for years beginning after December 15, 2006, with the cumulative effect, if any, of the change in

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

accounting principle recorded as an adjustment to opening retained earnings.  Management of the Company has evaluated SFAS 48 and believes its adoption will not materially impact the financial statements.

3.	Related-Party Transactions:

The Company’s sole shareholder has from time to time advanced funds to the Company for working capital purposes and has received funds as advances from the Company. Outstanding balances are due on demand. The balance of the amount due from the shareholder was $0, $32 and $27 as of June 30, 2007 and September 30, 2006 and 2005, respectively. Interest paid in relation to advances from the shareholder totaled $0, $0, $1 and $5 for the nine months ended June 30, 2007 and 2006 and for the years ended September 30, 2006 and 2005, respectively.

4.	Accounts Receivable:

Accounts receivable consisted of the following as of June 30, 2007 and September 30, 2006 and 2005:

		September 30,
	June 30, 2007	2006	2005
Accounts receivable	$667	$307	$195
Unbilled accounts receivable	30	61	15
Allowance for doubtful accounts	(18)	(23)	(30)
Accounts receivable, net	$679	$345	$180

5.	Equipment and Improvements:

Equipment and improvements, net consisted of the following as of June 30, 2007 and September 30, 2006 and 2005:

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

		September 30,
	June 30, 2007	2006	2005
Computers, software and equipment	$439	$381	$296
Furniture and fixtures	38	38	34
Leasehold improvements	20	20	20
	497	439	350
Less: Accumulated depreciation and amortization	327	274	216
Equipment and improvements, net	$170	$165	$134

6.	Long Term Receivable:

Commencing in the year ended September 30, 2005, the Company granted to a certain customer extended payment terms which provided for monthly payments of interest and principal. Prior to August 11, 2006, the payments were $3 monthly plus interest at a rate of 7%. Effective August 11, 2006, the principal payments were increased to $5 per month and the interest rate remained at 7%. The Company recorded a discount on the long term receivable of $47 to reflect an imputed estimated fair market interest rate of 12% for the remaining term. The balance of the outstanding principal and interest becomes due and payable on August 31, 2010. The Company has determined that, in accordance with its revenue recognition policy, revenue for the arrangement should be deferred and is recognizing revenue as payments are received. For the nine months ended June 30, 2007 and 2006 and for the years ended September 30, 2006 and 2005, respectively, the Company recognized revenue of $80, $176, $250 and $166, respectively, under this arrangement.

7.	Accrued Liabilities:

Accrued liabilities consisted of the following as of June 30, 2007 and September 30, 2006 and 2005:

		September 30,
	June 30, 2007	2006	2005
Deferred rent	$6	$23	$44
Accrued payroll	67	53	37
Other accruals	—	11	—
Total accrued liabilities	$73	$87	$81

8.	Commitments:

Revolving Line of Credit

On January 9, 2002, the Company entered into a revolving line of credit (the “Facility”) with a commercial lender. The Facility provides borrowings of up to $250 and bears interest at the Wall Street Journal’s prime rate (8.25% at June 30, 2007 and September 30, 2006 and 6.75% at September 30, 2005). There was no balance outstanding under the Facility for any of the periods presented and the Company has never had any substantial borrowings under this arrangement. The Facility, which is guaranteed by the Company’s sole shareholder, is renewable annually.

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

Operating Leases

The Company leases office space under non-cancelable operating leases with various expirations through 2008. Future minimum lease payments under all operating leases at September 30, 2006 were as follows:

Year Ended September 30,:
2007	$164
2008	35

Rent expense under all operating leases was approximately $106, $98, $137 and $135 for the nine months ended June 30, 2007 and 2006 and for the years ended September 30, 2006 and 2005, respectively.

9.	Shareholder’s Equity:

The Company has a stock option plan (the “Option Plan”) under which officers and key employees may be granted options to purchase shares of the Company’s authorized but unissued common stock. The maximum number of shares of the Company’s common stock available for issuance under the Option Plan is 400,000 shares. Under the Option Plan, the exercise price is equal to the estimated fair market value of the Company’s common stock at the date of grant as estimated by management. Options currently expire no later than 10 years from the grant date and generally vest within three months. Additional information with respect to the Option Plan’s stock option activity is as follows:

	Options	Weighted Average Exercise Price
Options outstanding at September 30, 2004	42,500	1.00
Granted	—
Cancelled	—
Exercised	—
Options outstanding at September 30, 2005	42,500	1.00
Granted	—
Cancelled	—
Exercised	—
Options outstanding at September 30, 2006	42,500	1.00
Granted	—
Cancelled	—
Exercised	—
Options outstanding at June 30, 2007	42,500	1.00

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

Summarized information about stock options outstanding at September 30, 2006 is as follows:

				Exercisable
Range of Exercise Prices	Number of Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options Outstanding	Weighted Average Remaining Contractual Life
$1.00	42,500	4.4	$1.00	42,500	4.4

10.	Retirement Plan:

The Company has established a 401(k) employee savings and profit sharing plan (the “401(k) Plan”) for the benefit of employees. Under the 401(k) Plan, employees can contribute and defer taxes on a portion of their compensation. The Company has made a contribution of $58 for the nine months ended June 30, 2007 and has not made any other contributions to the plan since its inception.

11.	Income Taxes:

Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized. Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which is uncertain. In addition, we evaluate the Company’s tax contingencies on an ongoing basis and recognize a liability when we believe that it is probable that a liability exists and that liability is measurable.

	September 30,
	2006	2005
Deferred tax assets:
Deferred revenues	$81	$77
Accounts payable and accrued liabilities	45	40

Deferred tax liabilities:
Accounts receivable, net	(115)	(69)
Tax over book depreciation	(20)	(19)
Net deferred taxes	$(9)	$29
Recorded in balance sheet as follows:
Current assets	$3	$48
Long-term liabilities	$(12)	$(19)

OBJECTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information as of June 30, 2007 and for
the Nine Months Ended June 30, 2007 and 2006 is Unaudited)
(Dollars in thousands, except share and per share data)

The components of the provision for income taxes for the years ended September 30, 2006 and 2005 are as follows:

	For the Year Ended September 30,
	2006	2005
Federal and state taxes:
Current:
Federal	$230	$158
State	41	27
Deferred	38	(29)
Provision for income taxes	$309	$156

The provision for income taxes differs from the amount computed by applying the statutory federal income tax to income before provision for income taxes. The sources and tax effects of the differences are as follows:

	Fiscal Year Ended September 30,
	2006	2005

Income tax provision at the federal statutory rate of 34%	$270	$180
State income expense, net of federal benefit	31	21
Change in valuation allowance	—	(58)
Other	8	13
	$309	$156

12.	Events Subsequent to September 30, 2006:

On July 5, 2007, the shareholder of the Company completed the sale of the Company to Bridgeline Software, Inc. (“Bridgeline”). The consideration for the acquisition of Objectware consisted of $3,176,382 in cash and 610,716 shares of Bridgeline Software common stock.  In addition, deferred consideration of up to $1,800,000, may be payable to Mr. Katz in cash and stock quarterly over the next three years, contingent upon Objectware meeting certain financial performance goals during such period.